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                                  EXHIBIT 23.1

                        Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-37478 of BarPoint.com, Inc. on Form S-3 of our report dated March 19, 2002, appearing in this Annual Report on Form 10-KSB of BarPoint.com, Inc. for the year ended December 31, 2001, the quarter ended December 30, 2000, and the year ended September 30, 2000.

DELOITTE & TOUCHE LLP

Miami, Florida
April 1, 2001